UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INNOVIVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1350 Old Bayshore Highway, Suite 400
Burlingame, California 94010

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Innoviva, Inc. (the “Company”), dated March 11, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, April 24, 2020. This Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Annual Meeting and is being made available to stockholders on or about March 31, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 24, 2020

March 31, 2020

To the Stockholders of Innoviva, Inc.:

Due to the public health impact of the coronavirus pandemic and to support the health and well-being of our stockholders and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of Innoviva, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Friday, April 24, 2020 at 10:00 a.m. Eastern Time. In light of public health concerns regarding the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, the Board fixed the close of business on March 6, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of the Company’s common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/INVA2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the Proxy Statement. The Company makes proxy materials available to our stockholders on the Internet. You can access proxy materials at http://investor.inva.com/proxy.cfm. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you.

By Order of the Board of Directors,

/s/ Geoffrey Hulme
Geoffrey Hulme
Interim Principal Executive Officer